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                                                                   EXHIBIT 21.1


Subsidiary                  Jurisdiction of Incorporation        Business Names
----------                  -----------------------------        --------------
Hedstrom Corporation            Delaware                               N/A
ERO, Inc.                       Delaware                               N/A
ERO Industries, Inc.            Delaware                               N/A
ERO Marketing, Inc.             Illinois                               N/A
Priss Prints, Inc.              Delaware                               N/A
Impact, Inc.                    Delaware                               N/A
ERO Canada, Inc.                Delaware                               N/A
Amav Industries, Inc.           Delaware                               N/A
Hedstrom (UK) Limited           United Kingdom                         N/A
Amav Industries Limited         United Kingdom                         N/A
Amav Industries Ltd.            New Brunswick, Canada                  N/A
